                                                                    Exhibit 12.1
                                                                    ------------

            Computations of the Ratios of Earnings to Fixed Charges
                                (in thousands)


                                                                                     Historical
                                             --------------------------------------------------------------------------------------
                                                                     Fiscal Year Ended,                          Six Months Ended,
                                             -----------------------------------------------------------------   ------------------
                                             December 31,  December 30,  December 28,  December 27,  January 2,  June 28,  July 3,
                                                1994          1995          1996          1997         1999       1998       1999
                                                ----          ----          ----          ----         ----       ----       ----
Fixed charges
   Interest expense                                9,132         8,184         7,326         7,831      10,261     3,964      5,585
   Rental expense included in fixed charges          237           340           400           522         703       390        397
                                             -----------------------------------------------------------------   ------------------
      Total fixed charges                          9,369         8,524         7,726         8,353      10,964     4,354      5,982
                                             -----------------------------------------------------------------   ------------------
Earnings:
   Pre-tax (loss) income                          (2,526)        1,938         4,623           589      (2,741)    6,271      3,748
   Plus: fixed charges                             9,369         8,524         7,726         8,353      10,964     4,354      5,982
                                             -----------------------------------------------------------------   ------------------
      Total earnings                               6,843        10,462        12,349         8,942       8,223    10,625      9,730
                                             -----------------------------------------------------------------   ------------------

Ratio of earnings to fixed charges                   0.7 (a)       1.2           1.6           1.1         0.8 (a)   2.4        1.6

                                                                      Pro Forma
                                             -----------------------------------------------------
                                                 Fiscal                                  Twelve
                                               Year Ended        Six Months Ended,    Months Ended
                                                             -----------------------
                                               January 2,     June 27,      July 3,      July 3,
                                                 1999           1998         1999         1999
                                               ---------     ---------     ---------  ------------
Fixed charges
   Interest expense                               21,353        10,177        10,177        21,353
   Rental expense included in fixed charges        1,122           541           557         1,138
                                               ---------     ---------     ---------     ---------
      Total fixed charges                         22,475        10,718        10,734        22,491
                                               ---------     ---------     ---------     ---------
Earnings:
   Pre-tax (loss) income                          (6,693)        4,651         3,078        (8,266)
   Plus: fixed charges                            22,475        10,718        10,734        22,491
                                               ---------     ---------     ---------     ---------
      Total earnings                              15,782        15,369        13,812        14,225
                                               ---------     ---------     ---------     ---------

Ratio of earnings to fixed charges                   0.7 (b)       1.4           1.3           0.6 (b)

(a) Earnings were insufficient to cover fixed charges by $2,526 for the fiscal year ended December 31, 1994, and by $2,741 for the fiscal year ended January 2, 1999.

(b) Pro forma earnings were insufficient to cover fixed charges by $6,693 for the fiscal year ended January 2, 1999 and by $8,266 for the twelve months ended July 3, 1999.